Exhibit 6.169.2

GREAT Southern HOMES

ADDENDUM TO CONTRACT OF SALE

STATE OF SOUTH CAROLINA

Agreement made this day of February 23, 2022 between [redacted] (Purchaser) and Great Southern Homes (Seller) pertaining to Contract of Sale dated 02/21/2022 for property located at 139 Highland Park Court, Easley, SC 29642.

Changes and/or additions as follows:

All parties agree that the closing attorney is being changed from Hanson Law Firm to [redacted]

	[redacted]
Witness	Purchaser
Witness	Purchaser
Witness	Seller